EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as President of Ministry Partners Investment Company, LLC, (the “Company”) that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended March 31, 2011 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.

Date: May 16, 2011	By: /s/ Billy M. Dodson
Billy M. Dodson
President and Chief Executive Officer